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EXHIBIT 11 - STATEMENT Re: COMPUTATION OF EARNINGS PER SHARE

                                                 Six months ended June 30,
                                               2000                   1999
                                          -------------------------------------
                                          (in thousands, except per share data)
   Basic:
     Net income                              $ 4,314                 $12,239
     Average shares outstanding               16,877                  16,820
                                          -------------------------------------
     Basic EPS                               $  0.26                 $  0.73
                                          =====================================

   Diluted:
     Net income                              $ 4,314                 $12,239

     Average shares outstanding               16,877                  16,820
     Effect of dilutive securities:
      Employee stock options                       -                       -
      Contingently issuable stock                  -                       -
                                          -------------------------------------
     Totals                                   16,877                  16,820
                                          -------------------------------------
     Diluted EPS                             $  0.26                 $  0.73
                                          =====================================

                                              Three months ended June 30,
                                              2000                    1999
                                          -------------------------------------
                                          (in thousands, except per share data)

   Basic:
     Net income                              $   295                 $ 6,994
     Average shares outstanding               16,878                  16,820
                                           ---------------------------------
     Basic EPS                               $  0.02                 $  0.42
                                           =================================

   Diluted:
     Net income                              $   295                 $ 6,994

     Average shares outstanding               16,878                  16,820
     Effect of dilutive securities:
      Employee stock options
      Contingently issuable stock                  -                       -
                                           ---------------------------------
     Totals                                   16,878                  16,820
                                           ---------------------------------
     Diluted EPS                             $  0.02                 $  0.42
                                           =================================

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